Exhibit 25.2
                          THE CIT GROUP HOLDINGS, INC.
                             CERTIFIED RESOLUTIONS


     I, Ernest D. Stein, hereby certify that I am the Secretary and the official custodian of certain records including the Certificate of Incorporation, By-Laws, and minutes of the meetings of the Board of Directors of THE CIT GROUP HOLDINGS, INC., a Delaware corporation, and that the following is a true, accurate, and compared extract from the minutes of the meeting of the Board of Directors of THE CIT GROUP HOLDINGS, INC. held on February 13, 1995, and that the same have not been revoked, annulled or amended in any manner whatsoever:

     WHEREAS, The CIT Group Holdings, Inc. (the "Corporation") desires to obtain financing in public debt markets and in that connection desires to authorize Albert R. Gamper, Jr., Ernest D. Stein, and Donald J. Rapson, and each of them, to sign, on behalf of the Corporation and certain of its directors and officers a registration statement on Form S-3, and any amendments thereto, for the registration of debt securities of the Corporation under the Securities Act of 1933, as amended (the "Securities Act"), under such terms and conditions to be determined by the Executive Committee of the Board of Directors of the Corporation (the "Executive Committee"), which terms and conditions may be amended from time to time; and

     NOW, THEREFORE, BE IT:

          RESOLVED, that the Corporation deems it advisable and in the best interest of the Corporation for the Corporation to be in a position to obtain additional financing from time to time by means of an offering of up to $6,000,000,000 aggregate principal amount or, if issued at an original issue discount, such greater principal amount as shall result in an aggregate initial public offering price of $6,000,000,000 (all in United States dollars or an equivalent amount in another currency or composite currency) to be made (i) directly to purchasers, (ii) through agents designated from time to time, (iii) through underwriters or a group of underwriters represented by one or more particular underwriter(s), or (iv) to dealers, from and after the date hereof on a continuing basis (such issue of debt securities or any series thereof being hereinafter sometimes referred to in these resolutions as the "Debt Securities") under such terms and conditions, which may be amended from time to time, as the Executive Committee shall determine; and

          RESOLVED FURTHER, that the proper officers of the Corporation be, and they hereby are, authorized to proceed with the preparation of a registration statement on Form S-3 (such registration statement being hereinafter referred to in these resolutions as the "Registration Statement") for the registration under the Securities Act of any or all of



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     the Debt  Securities  for sale,  and to proceed with such financing at such time, if at all, within such period as the Executive Committee shall deem appropriate; and


          RESOLVED  FURTHER,  that Albert R. Gamper,  Jr., Ernest D. Stein,  and
     Donald J. Rapson be, and each of them with full power to act with or without the others hereby is, authorized to sign the Registration Statement covering the registration under the Securities Act of the Debt Securities and any and all amendments (including post-effective amendments) to the Registration Statement, on behalf of and as true and lawful attorney-in-fact or attorneys-in-fact for the Corporation and on behalf of and as true and lawful attorney-in-fact or attorneys-in-fact for the Chief Executive Officer and/or the Chief Financial Officer and/or the Chief Accounting Officer and/or other officers of the Corporation, including, without limitation, the Chairman and/or the Vice Chairman and/or the President and/or each Senior Executive Vice President and/or each Executive Vice President and/or each Senior Vice President and/or each Vice President and/or the Treasurer and/or the Secretary and/or the Assistant Secretary (in attestation of the corporate seal of the Corporation or otherwise).

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of The CIT Group Holdings, Inc. this 15th day of March, 1995.

[SEAL]                                              /s/ERNEST D. STEIN
                                                   -----------------------------
                                                       Secretary



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